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Exhibit 10.2

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "AGREEMENT") is dated for reference purposes and entered into as of December 29, 2000, by and between FLEET BUSINESS CREDIT CORPORATION ("LENDER"), and WEST LAKE ACQUISITION CORPORATION, a Maryland corporation, AGOURA HILLS CORPORATION, a Maryland corporation and MCSi-IG-PV, INC., a Texas corporation (each a "BORROWER" and collectively, the "BORROWERS").

                                    RECITALS

         A. Lender has previously provided financial accommodations to Intellisys Group, Inc. and certain of its wholly-owned subsidiaries (collectively, "SELLERS") pursuant to that certain Loan and Security Agreement dated September 3, 1998 (as amended, the "SELLERS LOAN AGREEMENT") pursuant to which Sellers granted Lender a security interest in substantially all of the Sellers' assets which security interest continues on the date hereof.

         B. On October 11, 2000, Intellisys Group, Inc. and certain of its wholly-owned subsidiaries (collectively, "SELLERS") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

         C. After the filing of such petition, Lender provided additional financial accommodations to Sellers under a D.I.P. financing Facility pursuant to a Stipulation for the Entry of Order Authorizing Debtor in Possession Financing and Modification of the Automatic Stay (the "D.I.P. FINANCING FACILITY"). Lender's claim against the Sellers' estate is in the approximate amount of $12,612,624.35.

         D. MCSi, Inc. ("PARENT") has entered into that certain Asset Purchase Agreement (the "PURCHASE AGREEMENT") dated October 6, 2000 (and amended on November 13, 2000, November 24, 2000 and December 28, 2000) between Parent and the Sellers, pursuant to which Sellers have agreed to sell to Parent, and Parent has agreed to purchase from Sellers, the "Assets" as defined in the Purchase Agreement. Borrowers have executed an assignment with Parent of substantially all of the rights and obligations of Parent under the Purchase Agreement.

         E. As part of the Consideration (as defined in the Purchase Agreement) to be paid by Borrowers under the Purchase Agreement, Borrowers are to pay all outstanding amounts owing to Lender under the D.I.P. Financing Facility (up to $20,000,000) pursuant to Section 2.5 of the Purchase Agreement.

         F. Borrowers have requested part of the Consideration be paid as follows: (i) the Borrowers pay an amount equal to approximately $8,000,000 substantially concurrently with the date hereof and (ii) with respect to Lender's remaining claim against the Sellers' estate and Lender (as holder of a security interest in the Assets) take back a promissory note from Borrowers in the principal amount equal to the Original Principal Amount (as defined in Section 1.2 of this Agreement) for a term loan (the "LOAN") to partially finance Borrowers' purchase of the Assets from the Sellers. As a secured creditor of Sellers, Lender's claim against the Sellers' estate will not be reduced by the full amount of the note on the date hereof but rather Lender's claim will be reduced dollar for dollar as payments are actually received from

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Borrowers. To secure the Loan, Borrowers grant to Lender a security interest in their assets as described in this Agreement and the other Loan Documents (as defined below).

         G. Lender is willing to make the Loan to Borrowers, and Borrowers are willing to accept and borrow the Loan from Lender, on the terms and subject to the conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender agree as follows:

                                   I THE LOAN

         1.1 INCORPORATION OF RECITALS. The recitals at the beginning of this Agreement are incorporated herein as matters agreed to by Lender and Borrowers; provided, however, that the incorporation herein of factual matters recited above shall not imply that Lender has any independent knowledge of such matters and shall not impair, qualify, or negate any representation, warranty, or covenant of Borrowers contained in the "LOAN DOCUMENTS" (as defined in SECTION 1.4).

         1.2 AGREEMENT TO BORROW AND LEND. In reliance on the representations and warranties contained in this Agreement and the other Loan Documents and subject to the terms and conditions of this Agreement, Lender agrees to accept from the Borrowers a promissory note executed by Borrowers and payable to the order of Lender in the stated maximum principal amount of $4,612,624.35 (the "Original Principal Amount"), evidencing the Loan (the "TERM NOTE") and Borrowers hereby agree to issue the Term Note to Lender in form and substance satisfactory to Lender. As used in this Agreement, the term "SECURED OBLIGATIONS" shall mean all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrowers to Lender under this Agreement, any note or other instrument or document, whether arising therefrom, absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees and any other sums chargeable to Borrowers hereunder.

         The Original Principal Amount shall be reduced by the amount of any collections of the receivables of Sellers received by Lender up through the Effective Date to the extent not previously applied to Lender's claim against the Sellers' estate; provided that in the event Lender is required to return any such funds for any reason, the reduced amount of the Original Principal Amount shall be immediately reinstated to the extent of such returned funds. The parties hereto agree that all collections received after the Effective Date shall be remitted to the Borrowers.

         1.3 LOAN STRUCTURE. The Loan shall consist of a term loan in an original principal amount equal to the Original Principal Amount. Any sums borrowed under this term loan facility, once repaid, may not be reborrowed.

         1.4 LOAN DOCUMENTS. The Loan and the related indebtedness, covenants, representations, warranties and other liabilities and obligations of Borrowers, shall be evidenced, secured by, and otherwise set forth in, this Agreement and certain additional instruments, security agreements, agreements, assignments, guaranties, certificates, statements, and

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documents (collectively, the "LOAN DOCUMENTS"), each of which shall be in form and content satisfactory to Lender in its discretion reasonably exercised. In addition to this Agreement, the Loan Documents include, but are not limited to, the following:

         (a) the Term Note;

         (b) a security agreement encumbering all of Borrowers' personal property assets (the "SECURITY AGREEMENT") as security for the Secured Obligations and such UCC-1 Financing Statements pertaining thereto as Lender shall require;

         (c) a guaranty from each Borrower (collectively, the "GUARANTIES");

         (d) a letter from Parent to Lender regarding certain representations and warranties of Parent; and

         (e) an intercreditor agreement between Lender and Zengine, Inc. ("ZENGINE") in form and substance satisfactory to Lender in its sole discretion.

         1.5 INTEREST RATE, PRINCIPAL REPAYMENT AND MATURITY. (a) As more fully set forth in the Term Note, and without qualifying the provisions thereof: (i) the outstanding principal balance of the Loan shall bear interest, payable monthly in arrears (except as otherwise provided in clause (ii) below), at an annual rate equal to the sum of (x) the Prime Rate (as defined in the Sellers Loan Agreement) plus (y) a margin of one-half of one percent (0.5%) per annum; and (ii) the principal balance of the Loan shall be repayable as follows: commencing on the Business Day following the Effective Date (as defined in Section 2.1 hereof) on a weekly basis no later than the third Business Day of each week (unless the Effective Date is a Monday or Tuesday, in which case, the first payment shall be made on the third Business Day of the week following the Effective Date), 50% of collections of the accounts receivable of Borrowers for the prior week as reflected on the Collections Report delivered pursuant to
Section 3.6 hereof shall be remitted to Lender and applied to the Loan, with the full amount of all outstanding principal and accrued but unpaid interest for the Loan due and payable on the last day of the Term (as defined in Section 1.8(a) hereof).

             (b) The rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs.

                 (c) Upon the occurrence of an Event of Default (as defined below) and during the continuation thereof, the principal amount of the Loans shall bear interest at a fluctuating rate per annum equal to 2.0% per annum in excess of the otherwise applicable interest rate (as applicable, the "DEFAULT RATE").

                 (d) Interest hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Secured Obligations (subject to final payment of such items) on the date of receipt by the Lender, or one Business Day after receipt by Lender of such items in Lender's account (if received after 2:00 p.m., Los Angeles time).

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                 (e) In no contingency or event whatsoever shall the rate or amount of interest paid by Borrowers under this Agreement, the Term Note or any of the other Loan Documents exceed the maximum rate or amount permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto or thereto. If such a court determines that Lender has received interest hereunder, under the Term Note or under any other Loan Document in excess of the maximum amount permitted by such law, (i) Lender shall apply such excess to any unpaid principal owed by Borrowers to Lender or, if the amount of such excess exceeds the unpaid balance of such principal, Lender shall promptly refund such excess interest to Borrowers and (ii) the provisions hereof shall be deemed amended to provide for such permissible rate. All sums paid, or agreed to be paid, by Borrowers which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until the indebtedness is paid in full.

                 (f) Borrowers hereby irrevocably authorize Lender, in Lender's sole discretion, to advance to Borrowers, and to charge to Borrowers, a sum sufficient to pay all interest accrued on the Secured Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrowers to Lender hereunder.

         1.6 PERSONAL PROPERTY SECURITY INTEREST. Borrowers hereby grant to Lender a security interest in all of Borrowers' personal property of every kind and nature, whether now existing or hereafter created, acquired or arising and all products and proceeds thereof, all as more fully set forth in the Security Agreement.

         1.7 JOINT AND SEVERAL LIABILITY. The liability of each Borrower for all amounts due to Lender under this Agreement shall be joint and several.

         1.8 TERM; TERMINATION.

         (a) TERM. The term of this Agreement shall be from the Effective Date until March 30, 2001 (the TERM"), unless earlier terminated as provided herein.

         (b) PAYMENT IN FULL. Upon the effective date of termination, the Secured Obligations shall become immediately due and payable in full in cash. Borrowers may prepay, in part or in whole, from time to time during the Term, the Secured Obligations without penalty.

         (c) PAYMENTS WITHOUT DEDUCTIONS. Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

                                   II CLOSING

         2.1 EFFECTIVE DATE. This Agreement shall be effective on the date that each of the conditions set forth below in this SECTION 2.1 has been satisfied unless waived by Lender in writing (the "EFFECTIVE DATE").

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

         (a) LOAN DOCUMENTS. Each Loan Document shall have been executed (and, in the case of each Loan Document to be recorded, acknowledged) by all parties thereto other than Lender and delivered to Lender in form and substance approved by Lender.

         (b) OTHER DOCUMENTS. Borrowers shall have obtained and delivered to Lender, and Lender shall have approved, all other instruments, agreements, certificates and documents required by Lender in connection with the Loan, including each of the following if required by Lender: (i) a complete and correct copy of the Purchase Agreement and of each instrument, agreement, or document to be delivered in connection with the Purchase Agreement; (ii) a copy of each Borrower's Articles of Incorporation as filed with, and certified by, the Secretary of State or equivalent of such Borrower's state of incorporation;
(iii) a certificate of each Borrowers' good standing, issued by the Secretary of State or equivalent of such Borrower's state of incorporation as of a date not more than 30 days before the Effective Date; and (iv) any other organizational, authorizing, or related documents of Borrowers requested by Lender, with certification as to the name, title, signature, incumbency and authority of each agent (other than Lender) who is authorized to sign and deliver this Agreement and the other Loan Documents.

         (c) PERSONAL PROPERTY SECURITY. The personal property security interests granted to Lender in the Loan Documents shall have been or be capable of being duly perfected in a first lien position immediately after the Effective Date (except for the lien on Borrowers' trade accounts receivable and proceeds thereof in favor of Zengine as more fully described in an Intercreditor Agreement between Lender and Zengine (the "ZENGINE ACCOUNTS LIEN") and except as otherwise permitted by Lender in this Agreement). The Zengine Accounts Lien and the lien on Borrowers' other assets (other than trade accounts receivable) in favor of Zengine which is junior to Lender's lien in such assets as more fully described in an Intercreditor Agreement between Lender and Zengine shall be referred to collectively herein as the "ZENGINE LIEN".

         (d) FINANCIAL INFORMATION. If requested by Lender, Borrowers shall have obtained and delivered to Lender, and Lender shall have approved, such financial statements, income tax returns (including the related schedules and exhibits), and other information concerning the financial condition, credit standing, and business affairs of Borrowers as Lender may reasonably require. Lender is authorized to disclose such information and documents to Lender's attorneys, accountants, auditors, examiners, and regulatory agencies. Lender also is authorized to disclose such information and documents to any insurance company or insurance agent in connection with any application for insurance or any claim made under an insurance policy.

         (e) NO INSOLVENCY. Neither any Borrower nor Parent shall have (a) instituted any proceedings under any chapter of the United States Bankruptcy Code or under any other law relating to the estates of insolvents, (b) instituted any action or proceeding for the purpose of determining obligations to its creditors or procuring a settlement or distribution of any of its assets to creditors or otherwise, (c) initiated any proceedings for its liquidation, reorganization or readjustment, (d) involuntarily become the subject of any of the foregoing actions or proceedings or become obligated to do any of the foregoing if such action or proceeding is not discharged or stayed within sixty
(60) days, or (e) become unable to pay its debts as they mature.

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

         (f) NO ILLEGALITY. There shall not be in effect any foreign, federal, state or local law, statute, ordinance, regulation, order, rule or requirement that would render the making of the Loan or the enforcement of any of its provisions in accordance with the Loan Documents illegal or that would cause Lender to be in violation of any regulatory requirement to which Lender is then subject.

         (g) NO DEFAULT. No Event of Default (as defined in SECTION 4.1) shall have occurred or be continuing, and no event shall have occurred which, with the giving of notice, the passage of time, or both, would constitute an Event of Default. If required by Lender, Borrowers shall have provided Lender with evidence satisfactory to Lender that Borrowers' representations in this Agreement are accurate.

         (h) PURCHASE AGREEMENT. Other than the payment of the Consideration, the transactions under the Purchase Agreement to occur at or before the closing thereof shall been completed in accordance with its terms and in accordance with applicable law.

         (i) PAYMENT TO LENDER. Lender shall have received payment from Sellers, Borrowers or Parent in an amount sufficient to reduce the outstanding obligations of Sellers to Lender to not more than the Original Principal Amount.

         2.2 WHEN LOAN PROCEEDS ARE DEEMED OUTSTANDING. The Loan shall be deemed to be outstanding and shall commence earning interest on the Effective Date.

         2.3 WAIVER OF CONDITIONS. Any waiver by Lender of any condition hereunder must be expressly made in writing.

                  III ADDITIONAL COVENANTS AND REPRESENTATIONS

         3.1 TITLE TO THE ASSETS; LOCATION OF COLLATERAL. Each Borrower represents and warrants to Lender that the assets purchased from the Sellers under the Purchase Agreement shall at all times be owned by Borrowers except for inventory sold in the ordinary course of business and dispositions of obsolete equipment. All Collateral (as defined in the Security Agreement) other than inventory in transit, will at all times be kept by Borrowers at one or more of the business locations set forth in EXHIBIT 3.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Secured Obligations in consequence thereof, for (i) sales of inventory in the ordinary course of business; and (ii) movement of equipment and inventory from one location of Borrowers that has been reported to Lender to another location of Borrowers or Parent that has been reported to Lender, and within a jurisdiction in which Lender has taken all necessary action in order to protect and perfect its security interest therein.

         3.2 INSURANCE OF COLLATERAL. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrowers' business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as sole loss payee, assignee or additional insured, as deemed appropriate by Lender. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior

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written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a BFU-438 or similar endorsement specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Each Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

         3.3 FURTHER ENCUMBRANCES. Borrowers shall not, without the prior consent of Lender, create, incur, assume or suffer to exist any lien, security interest, encumbrance on the Collateral (as defined in the Security Agreement) or any portion thereof, except in favor of Lender and the Zengine Lien.

         3.4 BUSINESS LOCATIONS; AGENT FOR PROCESS. Each Borrower's chief executive office and other places of business are as listed on EXHIBIT 3.1 hereto. During the preceding one-year period, Borrowers have not had an office, place of business or agent for service of process other than as listed on
EXHIBIT 3.1. Except as shown on EXHIBIT 3.1, no inventory is stored with a bailee, warehouseman or similar party, nor is any inventory consigned to any Person.

         3.5 TITLE TO PROPERTIES; PRIORITY OF LIENS. Upon the closing of the Purchase Agreement, Borrowers will have all of Sellers' right, title and interest in and to all of the Collateral as the same shall exist on the closing of the Purchase Agreement free and clear of Encumbrances (as defined in the Purchase Agreement) other than Permitted Encumbrances (as defined in the Purchase Agreement) and the Zengine Lien. As to all of Borrowers' other assets other than those described in the preceding sentence, Borrowers have good, indefeasible and marketable title to all of the Collateral and all of its other property, in each case, free and clear of all liens except the liens in favor of Lender and the Zengine Lien. After the Effective Date, Borrowers will pay or discharge all lawful claims arising after the Effective Date which, if unpaid, might become a lien against any of the Borrowers' property. The liens granted to Lender pursuant to the Security Agreement are first priority liens, subject only to the Zengine Accounts Lien.

         3.6 REPORTS AND RECORDS. Borrowers shall furnish to Lender on the third Business Day of each week for the preceding week, a detailed schedule of Borrowers' accounts receivable collected in form and substance as reasonably requested by Lender, including without, limitation, the relevant amount and customer of such accounts receivable and otherwise in form and substance reasonably satisfactory to Lender (the "COLLECTIONS REPORT"). In addition, Borrowers shall furnish Lender, upon written request, such information and statements as Lender shall request from time to time regarding Borrowers' business affairs, financial condition and the results of its operations. Lender shall maintain the confidentiality of all information provided by Borrowers or Parent, shall not disclose any such information to any third Person (other than Lender's attorneys, accountants, auditors, examiners, and regulatory agencies or as otherwise required by law) and shall not use such information for any purpose other than the purposes set forth herein. Without limiting the generality of the foregoing, upon written request, Borrowers will provide Lender with: (i) reviewed annual financial statements, prepared in accordance with generally accepted accounting principles applied on a consistent basis, as soon as available, and

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in any event within ninety (90) days after the end of each of Borrowers' fiscal years; (ii) a copy of Borrowers' federal income tax return with respect to the corresponding year on the date when such tax return is due or, if earlier, on the date when available; (iii) on or before the 15th day of each month, monthly agings and reconciliations of accounts payable by invoice date and outstanding or held check registers and (iv) such certificates of Borrowers' officers relating to the foregoing as Lender may reasonably request. Borrowers shall keep and maintain at their principal offices, or at such other place as Lender may approve in its discretion reasonably exercised, true and complete books and records of accounts and shall keep such books and records open and available at all times for examination, inspection and copying by Lender and its representatives. Borrowers shall furnish to Lender, upon written request, such other information as Lender may from time to time reasonably request.

         3.7 PAYMENT OF EXPENSES. Borrowers shall pay to Lender, or reimburse Lender for having paid, any and all reasonable and documented out-of-pocket costs and expenses incurred by Lender in connection with the exercise of any of Lender's rights or remedies under this Agreement, including, without limitation, filing fees and legal fees and disbursements. In addition, Borrowers shall pay to Lender an audit fee of $750 per person per day for all audits and inspections conducted by Lender's employee or representatives subsequent to the Effective Date. Lender shall have the right to conduct two audits at Borrowers' expense unless an Event of Default has occurred and is continuing. The provisions of this Section shall survive the termination of this Agreement and the repayment of the Loan for a period of one year provided that such one year limitation shall not apply in the event Lender incurs out-of-pocket costs and expenses in connection with any action or proceeding which has been commenced prior to the end of such one year period and has continued beyond the end of such one year period.

         3.8 SALE OF LOAN OR PARTICIPATIONS. Borrowers acknowledge that Lender may, in Lender's sole discretion, sell its entire interest or participating interests in the Loan to any Person but in no event to a competitor of Parent or Borrowers. Borrowers agree to provide Lender with all documentation and information reasonably required by Lender in connection with any such sale or participation. Borrowers further authorize Lender to release to any potential buyers or participants any information Lender has concerning the Loan, the Collateral, Borrowers or their principals or the Parent or its principals, provided that such potential buyers or participants agree in writing to maintain the confidentiality of such information as set forth in Section 3.6.

         3.9 FURTHER ASSURANCES. Borrowers shall, at any time and from time to time, on the written request of Lender, execute and deliver to Lender such further documents and instruments and do such other acts and things as Lender may reasonably request in order to effectuate fully the purpose and intent of this Agreement. Without limiting the generality of the preceding sentence, upon Lender's written request, Borrowers shall execute and deliver such further amendatory documents as may be required to correct patent mistakes in the Loan Documents.

         3.10 LOST INSTRUMENTS. In the event that the original of any Loan Document is destroyed, lost or mutilated, upon receipt of an affidavit of loss signed by an authorized officer of the Lender, Borrowers shall execute another copy of such Loan Document identical in form and content to the destroyed, lost or mutilated Loan Document as a replacement thereof, and such

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replacement shall have the same force and effect as the original of such Loan
Document. Lender indemnifies Borrowers in the event any party other than Lender attempts to enforce any purportedly destroyed, lost or mutilated Loan Document which has been replaced pursuant to the preceding sentence.

         3.11 PERFORMANCE OF OBLIGATIONS TO THIRD PARTIES. Borrowers shall perform when and as required all of Borrowers' material contractual obligations to third parties, unless Borrowers contest such obligations in good faith and have instituted appropriate proceedings in connection with such dispute.

         3.12 ORGANIZATIONAL MATTERS. Each Borrower represents and warrants to Lender that: (a) each Borrower is a corporation duly formed and validly existing and in good standing under the laws of their respective state of incorporation;
(b) Borrowers' execution and delivery of the Loan Documents and Borrowers' acceptance of the Loan and payment and performance of the Secured Obligations have been authorized by all necessary corporate actions duly and validly taken after any requisite notice and are in compliance with all applicable laws and regulations affecting Borrowers in effect on the Effective Date; and (c) Parent is the record owner of all of the issued and outstanding capital stock of each Borrower.

         3.13 CORPORATE POWER AND AUTHORITY. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the sole shareholder of Borrowers; (ii) contravene Borrowers' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Borrowers to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any lien (other than the lien in favor of Lender and Zengine) upon or with respect to any of the Properties now owned or hereafter acquired by Borrowers.

         3.14 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrowers enforceable against it in accordance with its respective terms, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency or others laws affecting the enforcement of creditor's rights generally or the availability of equitable remedies subject to the discretion of the court.

         3.15 EMPLOYEES. Borrowers agree that it shall be an Event of Default if more than 10% of the employees of the Sellers become employees of Parent or any Affiliates of Parent other than the Borrowers.

         3.16 INTELLECTUAL PROPERTY. Borrowers represent and warrant that any intellectual property (including without limitation, copyrights, patents, trademarks and any

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application or good will related thereto) acquired from Sellers will not be used in the conduct of any Borrower's business. Borrowers agree that in the event they elect to utilize such intellectual property, Lender will receive notice of such intention 10 days prior to such use and Borrowers will execute all documents reasonably requested by Lender in order to provide Lender with a first perfected security interest in such intellectual property all in form and substance satisfactory to Lender.

         3.17 OTHER AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any unpaid Secured Obligations to Lender, Borrowers covenant that, unless otherwise consented to by Lender in writing, they shall:

                  (a) VISITS AND INSPECTIONS. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours and upon at least 24 hours prior verbal notice (unless an Event of Default exists), to visit and inspect the Properties of Borrowers, inspect, audit and make extracts from their books and records, and discuss with their officers and their independent accountants, Borrowers' business, assets, liabilities, financial condition, business prospects and results of operations.

                  (b) NOTICES. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect.

                  (c) LANDLORD AND STORAGE AGREEMENTS. If requested by Lender, provide Lender with copies of all agreements between Borrowers and any landlord or warehouseman which owns any premises at which any inventory may, from time to time, be kept.

         3.18 OTHER NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any unpaid Secured Obligations to Lender, Borrowers covenant that, unless Lender has first consented thereto in writing, they will not:

              (a) MERGERS; CONSOLIDATIONS; ACQUISITIONS. Merge or consolidate with any Person except another Borrower; nor acquire all or any substantial part of the properties of any Person except another Borrower; provided that, in each case, Lender receives 30 day prior written notice of such merger or acquisition between any Borrowers.

              (b) LOANS. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business, consistent with the past practice of Parent) to any Person, including, without limitation, Parent, subsidiaries or Affiliates of Parent, and subsidiaries of Borrowers.

              (c) TRANSFERS OF MONEY. Transfer any money or assets to Parent, subsidiaries or Affiliates of Parent, and subsidiaries of Borrowers except as permitted by Section 3.18(e); provided that Borrowers may make payments to Zengine with respect to the indebtedness permitted under Section 3.18(d)(ii) so long as (i) no Event of Default has occurred and is continuing AND (ii) the making of any such payment to Zengine will not result in the Borrowers' inability to pay their respective debts as they become due.

         (d) TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist any indebtedness, except:

                           Secured Obligations owing to Lender;

                           Indebtedness owing to Zengine;

                  (i) accounts payable to trade creditors and current operating expenses which are not aged more than 90 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and any Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrowers and their independent accountants;

                  (ii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (iii) wages, salaries, taxes, assessments and governmental charges or levies which are not delinquent or which are being contested in good faith and for which, in accordance with GAAP, adequate reserves have been set aside on the books of Borrowers.

         (e) AFFILIATE TRANSACTIONS. Enter into, or be a party to, any transaction with Parent, any Affiliate or shareholder of Borrowers, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrowers than would obtain in a comparable arm's length transaction with a Person not, the Parent, an Affiliate or shareholder of Borrowers.

         (f) Limitation on Liens. Except for liens disclosed in the Purchase Agreement, create or suffer to exist any lien upon any of their property, income or profits, whether now owned or hereafter acquired, except:

                  (i)      Liens at any time granted in favor of Lender;

                  (ii)     The Zengine Lien;

                  (iii)    Liens for taxes not yet due;

                  (iv) Liens arising in the ordinary course of Borrowers' business by operation of law or regulation, but only if payment in respect of any such lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrowers or materially impair the use thereof in the operation of Borrowers' business; and

                  (v) such other liens as Lender may hereafter approve in writing.

            (g) DISTRIBUTIONS. Declare or make any Distribution. "DISTRIBUTION" means (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities (as defined in Section 2(1) of the Securities Act of 1933, as amended) unless made contemporaneously from the net proceeds of the sale of Securities.

            (h) DISPOSITION OF ASSETS. Sell, lease or otherwise transfer or dispose of any of its property, including any disposition of property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of inventory in the ordinary course of business for so long as no Event of Default exists hereunder which by reason thereof Lender has accelerated the Secured Obligations and (ii) other dispositions expressly authorized by this Agreement.

            (i) TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than Parent.

                            IV DEFAULT AND REMEDIES

         4.1 EVENTS OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

         (a) Borrowers' failure to make or cause to be made any payment in accordance with the terms of this Agreement or any other Loan Document when and as required by the terms hereof or thereof; or

         (b) The failure of Borrowers or Parent to take any other action or fulfill any other requirement in any material respect set forth in this Agreement or any other Loan Document when and as required by the terms hereof or thereof; or

         (c) Any determination by Lender that any representation or warranty made by Borrowers or Parent in connection with the Loan or any information, statement, or certificate at any time given in writing to Lender pursuant to or in connection with the Loan or any Loan Document was untrue or misleading when made in any material respect;

         (d) Any other act, event, omission or circumstance that constitutes an Event of Default under the Term Note or the Security Agreement.

         4.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Lender may exercise any default right or remedy which it has under this Agreement, the Term Note, the Security Agreement or the Guaranties, or otherwise available at law, in equity or by statute, and at its option and, unless otherwise specified below, without notice to Borrowers, may do any one or more of the following:

         (a) Appoint a receiver in any action initiated by Lender pursuant to this Agreement, Borrowers hereby consenting to the jurisdiction and venue set forth in SECTION 5.3, and waiving notice and posting of a bond in connection therewith; or

         (b) Make disbursements to discharge liens on the Collateral, to pay costs incurred for Borrowers' account pursuant to any Loan Document, and to pay any other amounts owed by Borrowers to Lender or any third party pursuant to any Loan Document and such disbursements shall be added to the Secured Obligations; or

         (c) Declare all indebtedness secured by any of the Loan Documents immediately due and payable and credit any sums theretofore or thereafter received by Lender in connection herewith in such manner as Lender elects upon such indebtedness; provided, however, that such application of sums so received shall not serve to waive or cure any default existing under any of the Loan Documents nor to invalidate any notice of default or any act done pursuant to such notice and shall not prejudice any rights of Lender or any trustee under the Loan Documents; or

         (d) Exercise any or all other default rights and remedies available under any of the Loan Documents or by law, in such order and manner as Lender may determine in its sole discretion.

         (e) POWER OF ATTORNEY. Effective upon the occurrence of an Event of Default, Borrowers appoint Lender and its designees as Borrowers' attorney, with the power to endorse any Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into Lender's possession; to sign Borrowers' name on any invoice or bill of lading relating to any receivable of Borrowers, on assignments of receivables of Borrowers, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers or account debtors; to notify the post office authorities to change the address for delivery of Borrowers' mail to an address designated by Lender and to open and dispose of all mail addressed to Borrowers; and to do all other things Lender deems necessary or desirable to carry out the terms of this Agreement. Borrowers hereby ratify and approve any and all acts of such attorney. Neither Lender nor any of its designees will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law acting as Borrowers' attorney unless such act or omission arises out of Lender's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Secured Obligations have been fully satisfied.

         4.3 NON-WAIVER OF REMEDIES. No waiver of any breach of or default under any provision of this Agreement shall constitute or be constructed as a waiver by Lender of any subsequent breach of or default under that or any other provision of this Agreement.

         4.4 REMEDIES NOT EXCLUSIVE. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy herein or in any other agreement between the parties hereto or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

         4.5 EFFECT OF TERMINATION. This Agreement may be terminated prior to the end of the Term: (i) by Borrowers by payment of the Secured Obligations; or
(ii) by Lender at any time after the occurrence of an Event of Default, without notice, effective immediately. All of the Secured Obligations shall be immediately due and payable on the earlier of (i) March 30, 2001 or (ii) the date of any termination by Lender upon an Event of Default as indicated above. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Lender shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until the Secured Obligations then due have been paid (and provision has been made for identified contingent obligations, if any, in form and substance acceptable to Lender) to Lender, in full, in immediately available funds. Notwithstanding the payment in full of the Secured Obligations then due (and the provision for contingent obligations as provided above), Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrowers or any account debtor and applied to the Secured Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Secured Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. Subject to the foregoing, upon payment in full of the Secured Obligations then due (and provision for identified contingent obligations, if any, in form and substance acceptable to Lender) and termination of this Agreement, Lender shall promptly cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral, to or on the order of Borrowers, and Lender shall execute and deliver to Borrowers upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by Borrowers to effect the termination and release of the liens granted by this Agreement and the Security Agreement on the Collateral, all at the cost and expense of Borrowers.

                           V MISCELLANEOUS PROVISIONS

         5.1 LEGAL PROCEEDINGS. Lender shall have the right, but not the obligation, to commence, appear in, and defend any action or proceeding purporting to affect the Collateral, the rights or duties of the parties hereunder, or the payment of any funds, and in connection therewith to pay necessary expenses, employ counsel and other advisors, and pay their reasonable fees. Borrowers shall, upon written demand, reimburse Lender for all such reasonable and documented costs and expenses.

         5.2 SETOFF AND RELATED REMEDIES. Borrowers agree that all sums due to Lender under the Loan Documents give rise to rights of counterclaim, setoff, offset and banker's lien against any of Borrowers' assets, now owned or hereafter acquired, to reduce or discharge Borrowers' obligations to Lender under the Loan Documents.

         5.3 GOVERNING LAW; VENUE. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF CALIFORNIA AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA THAT GOVERN CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWERS HEREBY AGREE TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER JURISDICTION IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND IN WHICH ANY BORROWER HAS AN OFFICE OR WHERE ANY COLLATERAL IS LOCATED. THE PARTIES HERETO WAIVE ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. THE PARTIES HERETO FURTHER WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT.

         5.4 WAIVER OF JURY TRIAL. BORROWERS AND LENDER HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS, WHETHER ARISING UNDER THE CALIFORNIA CONSTITUTION OR ANY APPLICABLE STATUTE OR COMMON LAW, TO DEMAND A TRIAL BY JURY IN ANY ACTION, MATTER, CLAIM OR CAUSE OF ACTION WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY DOCUMENT OR TRANSACTION CONTEMPLATED HEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.

         5.5 COSTS OF LITIGATION. In the event of any litigation between Borrowers and Lender regarding the Loan or Loan Documents, the prevailing party (meaning the party that obtains substantially the relief sought by it) shall be entitled to payment by the other party of all costs and expenses of the litigation, including attorneys' fees and witness fees, from the commencement of the suit or action through the entry of judgment, as determined by the court (including all attorneys' fees and other costs and expenses incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Borrowers or Parent that in any way affect the exercise by Lender of the rights and remedies of Lender hereunder).

         5.6 SEVERABILITY. In case any provision of the Loan Documents shall be invalid, illegal or unenforceable, such provision shall be severable from the rest of the Loan Documents and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.7 NO BENEFIT TO THIRD PARTIES. This Agreement is made for the sole protection of Borrowers and Lender and their respective successors and assigns. No other Person, firm or corporation shall have any right hereunder.

         5.8 TIME OF THE ESSENCE. Time is strictly of the essence in the performance of this Agreement and the other Loan Documents.

         5.9 SURVIVAL OF WARRANTIES. All covenants, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Loan Documents, and the Effective Date but shall not survive the repayment of the Loan (other than Borrowers' obligations under Section 5.16 and Lender's obligations of confidentiality under Section 3.6).

         5.10 ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrowers may not assign this Agreement or any of their rights or obligations under this Agreement without the prior written consent of Lender.

         5.11 ATTORNEYS' FEES. Borrowers agree to pay, on written demand, all reasonable attorneys' fees and costs incurred in connection with the negotiation, documentation, and execution of this Agreement and the other Loan Documents.

         5.12 MODIFICATIONS. This Agreement cannot be changed, modified or supplemented except in a writing signed by the party against whom enforcement of such change, modification or supplement is sought.

         5.13 LENDER'S APPROVALS, CONSENTS AND WAIVERS. ANY APPROVAL, CONSENT OR WAIVER BY LENDER MUST BE EXPRESSLY SET FORTH IN A WRITTEN INSTRUMENT SIGNED BY AN AUTHORIZED OFFICER OF LENDER IN ORDER TO BE BINDING ON LENDER. NO SUCH APPROVAL, CONSENT OR WAIVER SHALL BE INFERRED FROM LENDER'S CONDUCT OR COURSE OF ACTION.

         5.14 NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing (including telex, telecopy and telegraphic communications) and shall be (as elected by the party giving such notice) hand delivered by messenger or courier service, telecommunicated with electronic confirmation or mailed by United States mail (postage prepaid), registered or certified, return receipt requested, addressed as follows:

         To Borrowers:              West Lake Acquisition Corporation
                                    c/o 4750 Hempstead Station Drive
                                    Dayton, Ohio  45429
                                    Attn:  Ira Stanley
                                    Telephone Number: 937-291-8282
                                    Telecopier Number: 937-291-8298


        With copies to:             Elias, Matz, Tiernan & Herrick, L.L.P
                                    734 15th Street, N.W, 12th Floor
                                    Washington, D.C.  20005
                                    Attn:   Jeffrey A. Koeppel, Esq.
                                    Telephone Number: 202-347-0300
                                    Telecopier Number: 202-347-2172

         To Lender:                 Fleet Business Credit Corporation
                                    15260 Ventura Boulevard
                                    Suite 400
                                    Sherman Oaks, California  91403
                                    Attention:  Loan Administration Manager
                                    Facsimile No.:  (818) 382-4291

         Each notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date of transmission with electronic confirmation if by telecopier (so long as such transmission is received before 5:00 P.M. local time on a Business Day; otherwise delivery shall be deemed to have occurred on the next Business Day), or (c) on the date shown on the return receipt as the date of delivery or first attempted delivery in the United States mail (postage prepaid) by registered or certified mail. By giving to the other parties at least 15 days' written notice, the parties to this Agreement and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses.

         5.15 RELATIONSHIP. Nothing contained in this Agreement shall in any manner be construed as creating any relationship between Lender and Borrowers other than as creditor and debtors. Borrowers agree to indemnify Lender and hold Lender harmless from any loss, liability or expense resulting from any other construction of this Agreement.

         5.16 INDEMNITY. Borrowers shall indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys' fees and legal expenses) as the result of Borrowers' failure to observe, perform or discharge Borrowers' duties hereunder. In addition, Borrowers shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any environmental laws or similar laws by reason of Borrowers' failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 5.16 shall survive the payment in full of the Secured Obligations and the termination of this Agreement. The indemnity contained in this Section 5.16 shall not apply to the extent of any liability, loss or damage is suffered as a result of Lender's gross negligence or willful misconduct.

         5.17 INTEGRATION. This Agreement (including all exhibits hereto and all other written agreements referred to herein) (a) is intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and as the complete and exclusive statement of the terms of such agreement, and (b) supercedes any and all other understandings between the parties concerning the subject matter hereof.

         5.18 INCONSISTENCY BETWEEN LOAN DOCUMENTS. Any inconsistency or conflict between the terms of one Loan Document and the terms of any other Loan Document shall be governed by this Agreement.

         5.19 HEADINGS; SECTION REFERENCES; EXHIBITS. Headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof. Unless otherwise specifically provided, references in this Agreement to articles, sections and exhibits shall be to articles, sections and exhibits of or to this Agreement. All exhibits hereto are incorporated herein by the references thereto in this Agreement.

         5.20 CONSTRUCTION OF AGREEMENT. This Agreement and the other Loan Documents shall be construed as though drafted by both parties and shall not be construed against or in favor of any party. Wherever used in this Agreement or in any other Loan Document, the words "include," "includes" and "including" shall be construed as if immediately followed by the words "without limitation" and shall not limit the generality of any provision in which they are used. As used in this Agreement, the term "dollars" and the symbol "$" mean dollars in lawful currency of the United States of America, the term "BUSINESS DAY" means any day on which Lender is open for business, and the term "day" means a calendar day when not expressly stated to be a Business Day. If any period or deadline specified in this Agreement ends or falls on a day that is not a Business Day, such period or deadline shall be extended to end or fall on the next succeeding Business Day. The term "PERSON" means an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, unincorporated organization, government or agency or political subdivision thereof, or any other entity. The term "AFFILIATE" means a
Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 20% or more of any class of the voting stock of a Person (or in the case of a Person which is not a corporation, 20% or more of the equity interest) or (iii) 20% or more of the voting stock (or in the case of a Person which is not a corporation, 20% or more of the equity interest) of which is beneficially owned or held by a Person or a subsidiary of a Person. All times referred to in this Agreement are Los Angeles, California times.

         5.21 COUNTERPARTS. This Agreement may be executed in one or more counterparts or duplicate originals, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         5.22 WHEN AGREEMENT BECOMES BINDING. This Agreement shall become binding upon Borrowers and Lender only upon Borrowers' execution and Lender's acceptance of this Agreement. Lender's acceptance of this Agreement shall be effected by Lender's execution hereof and the delivery to Lender of the fully executed Term Note.

         IN WITNESS WHEREOF, Lender and Borrowers have executed this Agreement as of the date first above written.

                                      LENDER:

                                      FLEET BUSINESS CREDIT CORPORATION

                                      By:    /s/ MARK D. NEWLUN
                                             -------------------------------
                                      Name:  Mark D. Newlun
                                             -------------------------------
                                      Title: S.V.P.
                                             -------------------------------

                                      BORROWERS:

                                      WEST LAKE ACQUISITION CORPORATION


                                      By:    /s/ IRA H. STANLEY
                                             -------------------------------
                                      Name:  Ira H. Stanley
                                             -------------------------------
                                      Title: Vice President
                                             -------------------------------

                                      AGOURA HILLS CORPORATION


                                      By:    /s/ IRA H. STANLEY
                                             -------------------------------
                                      Name:  Ira H. Stanley
                                             -------------------------------
                                      Title: Vice President
                                             -------------------------------

                                      MCSi-IG-PV, INC.


                                      By:    /s/ IRA H. STANLEY
                                             -------------------------------
                                      Name:  Ira H. Stanley
                                             -------------------------------
                                      Title: Vice President
                                             -------------------------------

                                   EXHIBIT 3.1

                                    Locations


WEST LAKE ACQUISITION CORPORATION
---------------------------------

4750 Hempstead Station Drive
Dayton, Ohio  45429

3280  118th Avenue, S.E. #100
Bellevue, Washington  98102

10461 Old Placerville Road, #130
Sacramento, California  95827

373 Inverness Drive
Englewood, Colorado  80112

112 Krog Street, Suite 1
Atlanta, Georgia  30307


AGOURA HILLS CORPORATION
------------------------

11 Musick Street
Irvine, California  92618


MCSi-IG-PV, INC.
----------------

139688 Diplomat Drive, 180
Dallas, Texas  75234

2601 McHale Court, #140
Austin, Texas  78758

5200 N. Mesa, D-106&7
El Paso, Texas  79912

503 Bryan Avenue
Ft. Worth, Texas  76104

8801 Jameel, #180
Houston, Texas  77040